Exhibit 99.1

Contact: J. Todd Scruggs, Executive Vice President and CFO

(434) 846-2000 tscruggs@bankofthejames.com

For Immediate Release

Bank of the James Financial Group, Inc. Announces Results

For 4th Quarter 2004 & 50% Stock Dividend

Lynchburg Va., January 21, 2005.........Bank of the James Financial Group, Inc. (OTCBB:BOJF) (quarterly consolidated results unaudited) reported today total net income after tax of $491,000 or $0.48 per basic share ($0.45 diluted) for the quarter ended December 31, 2004 and $1,472,000 or $1.44 per basic share ($1.35 diluted) year-to-date compared to net income of $314,000 or $0.34 per basic share ($0.30 diluted) and $1,416,000 or $1.51 per basic share ($1.47 diluted) for the respective periods a year ago. Earnings per share amounts for 2004 reflect the 10% stock dividend paid by the company during January, 2004.

The 56.4% increase in net income in the fourth quarter 2004 is attributed to an increasing net interest margin as a result of the recent FOMC rate increases. A large number of adjustable rate loans in the portfolio were affected by the increase in the prime rate which helped to increase the net interest margin. Also contributing to the increase was strong non-interest income generated by the Bank’s mortgage division. Management believes the Bank’s balance sheet is poised to take advantage of future rate increases in 2005.

Total assets as of December 31, 2004 were $170,986,000 compared to $145,011,000 at the end of 2003, an increase of $25,975,000 or 17.9%. The increase is attributed to deposit growth related to the opening of the Forest, VA and Main Street branches in the spring and fall of 2004 respectively, as well as the increasing interest rate environment. Deposits grew from $133,486,000 at the period ended December 31, 2003 to $153,834,000 at the end of the fourth quarter, 2004, for an increase of 15.2%. A majority of new deposits in 2004 were gathered via the Bank’s signature savings product, “Peaks Savings” which pays an above market interest rate.

Loans, net of unearned income and loan loss provision, increased from $114,604,000 as of December 31, 2003 to $140,272,000 as of December 31, 2004, an increase of 22.4%. This increase can be attributed to the Bank’s increased presence in the market and the Bank’s reputation for service, both of which have resulted in additional opportunities for the Bank to participate in quality credit requests. The loan loss reserve of $1,419,000 represented 1.00% of total loans at the end of the fourth quarter 2004 as compared with $1,454,000 or 1.09% at the end of the third quarter 2004. The decrease in the loan loss reserve is a result of management’s decision to charge off $206,000 in non-performing loans during the fourth quarter 2004. The loan loss reserve is maintained in accordance with specifically identified impairment as mandated by FASB 114. Management deems this provision to be adequate.

Management also announced the board of director’s approval of a 3 for 2 stock split to be effected as a 50% stock dividend scheduled to be paid on March 4, 2005 for shareholders of record on February 4, 2005.

Bank of the James, a wholly owned subsidiary of Bank of the James Financial Group, Inc., currently operates five full service locations as well as a mortgage division in the Lynchburg,

Virginia area. The Bank’s most recent branch, located at 828 Main Street in the downtown area of the City of Lynchburg, opened in the fourth quarter 2004. Bank of the James Financial Group, Inc. common stock is quoted on the Over The Counter Bulletin Board under the symbol “BOJF” (some web sites require BOJF.OB to quote).

Selected financial highlights are shown below.

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Cautionary Statement Regarding Forward-Looking Statements

This press release report contains statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “estimate,” “expect,” “intend,” “anticipate,” “plan” and similar expressions and variations thereof identify certain of such forward-looking statements which speak only as of the dates on which they were made. The Bank undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Such factors include, but are not limited to competition, general economic conditions, potential changes in interest rates, and changes in the value of real estate securing loans made by the Bank. Additional information concerning factors that could cause actual results to materially differ from those in the forward-looking statements is contained in Bank of the James’ filings with the Federal Reserve Board.

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Bank of the James Financial Group, Inc.

(000’s) except ratios and percent data

Unaudited

Selected Data:	Three months ending Dec 31, 2004	Three months ending Dec 31, 2003	Change	Year to date Dec 31, 2004	Year to date Dec 31, 2003	Change
Interest income	$2,638	$2,056	28.31%	$9,433	$7,754	21.65%
Interest expense	694	561	23.71%	2,511	2,269	10.67%
Net Interest income	1,944	1,495	30.03%	6,922	5,485	26.20%
Provision for loan losses	120	118	1.69%	754	552	36.59%
Noninterest income	524	325	61.23%	1,830	1,626	12.55%
Noninterest expense	1,604	1,228	30.62%	5,768	4,405	30.94%
Income taxes	253	160	58.13%	758	738	2.71%
Net income	491	314	56.37%	1,472	1,416	3.95%
Weighted Average Shares Outstanding	1,031,991	935,630	10.30%	1,023,879	935,630	9.43%
Basic net income per share *	$0.48	$0.34	$0.14	$1.44	$1.51	$(0.07)
Fully diluted net income per share	$0.45	$0.30	$0.15	$1.35	$1.47	$(0.12)

Balance Sheet at period end:	Dec 31, 2004	Dec 31, 2003	Change	Dec 31, 2003	Dec 31, 2002	Change
Loans, net	$140,272	$114,604	22.40%	$114,604	$85,750	33.65%
Total securities	19,911	14,956	33.13%	14,956	16,478	-9.24%
Total deposits	153,834	133,486	15.24%	133,486	103,509	28.96%
Stockholders’ equity	12,786	11,309	13.06%	11,309	9,973	13.40%
Total assets	170,986	145,011	17.91%	145,011	114,071	27.12%
Shares Outstanding	1,032,182	935,630	96,552	935,630	935,630	—
Book value per share	12.39	12.09	0.30	12.09	10.66	$1.43

Daily averages:	Three months ending Dec 31, 2004	Three months ending Dec 31, 2003	Change	Year to date Dec 31, 2004	Year to date Dec 31, 2003	Change
Loans, net	$136,436	$108,899	25.29%	$125,896	$100,522	25.24%
Total securities	23,359	12,600	85.39%	20,294	11,508	76.35%
Total deposits	153,985	126,813	21.43%	145,066	112,320	29.15%
Stockholders’ equity	12,610	11,247	12.12%	12,101	10,729	12.79%
Interest earning assets	161,849	130,791	23.75%	151,677	117,089	29.54%
Interest bearing liabilities	135,933	110,692	22.80%	128,926	97,948	31.63%
Total Assets	170,731	138,286	23.46%	159,948	123,954	29.04%

Financial Ratios:	Three months ending Dec 31, 2004	Three months ending Dec 31, 2003	Change	Year to date Dec 31, 2004	Year to date Dec 31, 2003	Change
Return on average assets	1.14%	0.90%	0.24	0.92%	1.14%	(0.22)
Return on average equity	15.49%	11.08%	4.41	12.16%	13.20%	(1.03)
Net Interest Margin	4.78%	4.53%	0.24	4.56%	4.68%	(0.12)
Efficiency ratio	64.99%	67.47%	(2.48)	65.90%	61.95%	3.96
Average Equity to average assets	7.39%	8.13%	(0.75)	7.57%	8.66%	(1.09)

Allowance for loan losses:	Three months ending Dec 31, 2004	Three months ending Dec 31, 2003	Change	Year to date Dec 31, 2004	Year to date Dec 31, 2003	Change
Beginning balance	$1,454	$1,376	5.67%	$1,451	$1,081	34.23%
Provision for losses	120	118	1.69%	754	552	36.59%
Charge-offs	(206)	(62)	232.26%	(889)	(263)	238.02%
Recoveries	51	19	168.42%	103	81	27.16%
Ending balance	1,419	1,451	-2.21%	1,419	1,451	-2.21%

Nonperforming assets:	Dec 31, 2004	Dec 31, 2003	Change	Dec 31, 2003	Dec 31, 2002	Change
Nonaccrual loans	380	85	347.06%	85	42	102.38%
Restructured loans	none	none	—	none	none	—
Total nonperforming loans	380	85	347.06%	85	42	102.38%
Other real estate owned	85	none	—	none	none	—
Total nonperforming assets	465	85	447.06%	85	42	102.38%

Asset quality ratios:	Dec 31, 2004	Dec 31, 2003	Change	Dec 31, 2003	Dec 31, 2002	Change
Nonperforming loans to total loans	0.27%	0.07%	0.19	0.07%	0.05%	0.02
Allowance for loan losses to total loans	1.00%	1.25%	(0.25)	1.25%	1.24%	0.01
Allowance for loan losses to nonperforming loans	373.42%	1707.06%	(1,333.64)	1707.06%	2573.81%	(866.75)

*	Basic EPS is calculated using the average shares outstanding for the period. Average shares outstanding increased in 2004 due to the effects of the 10% stock dividend paid on 1/27/04.